EXHIBIT 10.1

AGREEMENT TO SET EXCHANGE RATIO

     This AGREEMENT TO SET EXCHANGE RATIO (the “Exchange Ratio Agreement”) is made and entered on August 18, 2003, by and between Kroll Inc., a Delaware corporation (“Acquiror”) and Factual Data Corp., a Colorado corporation (“Target”).

RECITALS

     A.     Acquiror, Target, and Golden Mountain Acquisition Corporation, a Colorado corporation (“Merger Sub”), entered into an Agreement and Plan of Reorganization, dated June 23, 2003 (the “Merger Agreement”), pursuant to which Target and Merger Sub agreed to combine into a single company through the statutory merger of Merger Sub with and into Target (the “Merger”).

     B.     Pursuant to Section 1.6(c) of the Merger Agreement, upon consummation of the Merger, each outstanding share of Target Common Stock is to be converted into the right to receive the Per Share Consideration, consisting of (i) $14.00 in cash and (ii) a fraction of a share of Acquiror Common Stock equal to the Exchange Ratio. The Exchange Ratio is calculated by dividing $3.50 by the Average Stock Price (of Acquiror Common Stock), unless the Average Stock Price is either greater than $29.15 or less than $23.85. The Average Stock Price has been determined to be $23.3842.

     C.     Because the Average Stock Price is less than $23.85, the Merger Agreement provides that Target can elect to either set the Exchange Ratio at 0.1467 or to deliver a Target’s Notice to Acquiror pursuant to Section 7.1(j) of the Merger Agreement at or prior to 5:00 P.M. (Eastern Time) on August 19, 2003.

     D.     Section 7.1(j) of the Merger Agreement further provides that upon receipt of the Target’s Notice, Acquiror can either (i) elect to let the Merger Agreement terminate or (ii) agree, via an Acquiror’s Notice delivered to Target at or prior to 5:00 P.M. (Eastern Time) on August 20, 2003, to set the Exchange Ratio at or above the number resulting from dividing $3.50 by the Average Stock Price.

     E.     Neither Acquiror or Target wish to terminate the Merger Agreement. Both have agreed that pursuant to the mechanism set forth in Section 7.1(j) of the Merger Agreement, the Exchange Ratio should be calculated by dividing $3.50 by the Average Stock Price, and should equal 0.1497.

     F.     Target and Acquiror intend (i) that by executing this Exchange Ratio Agreement, each of Target and Acquiror shall be deemed, as of the time of the Exchange Ratio Agreement’s complete execution, to have simultaneously delivered to the other the Target’s Notice and the Acquiror’s Notice, and (ii) that the Acquiror’s Notice shall be deemed to provide that the Exchange Ratio shall be calculated by dividing $3.50 by the Average Stock Price, and shall equal 0.1497.

     NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

AGREEMENT

     1.     Capitalized terms used in this Exchange Ratio Agreement but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

     2.     Upon the complete and full execution of this Exchange Ratio Agreement by both Acquiror and Target, and at the time thereof, the following events shall be deemed to have simultaneously occurred:

               (a) the Target’s Notice was delivered by Target to Acquiror pursuant to Section 7.1(j) of the Merger Agreement; and

               (b) the Acquiror’s Notice, indicating that the Exchange Ratio shall be calculated by dividing $3.50 by the Average Stock Price and shall be set at 0.1497, was delivered by Acquiror to Target pursuant to Section 7.1(j) of the Merger Agreement.

     3.     Pursuant to this Exchange Ratio Agreement and the Acquiror’s Notice, the Exchange Ratio shall be calculated by dividing $3.50 by the Average Stock Price, and shall be set at 0.1497.

     4.     All the provisions of the Merger Agreement are hereby ratified and confirmed by the parties and shall remain in full force and effect.

     5.     This Exchange Ratio Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement. This Exchange Ratio Agreement shall not be deemed to be effective or binding on any party until fully executed by all parties.

     6.     The Shareholder Meeting is scheduled to be held on August 21, 2003 (the “Meeting Date”). If the Shareholder Meeting does not occur on the Meeting Date, this Exchange Ratio Agreement shall be vacated and be null, void, and of no effect.

[Signature Page Follows]

     IN WITNESS WHEREOF, Target and Acquiror have caused this AGREEMENT TO SET EXCHANGE RATIO to be executed and delivered by their respective officers thereunto duly authorized, all on the date first written above.

TARGET

FACTUAL DATA CORP

By: /s/ J.H. Donnan Name: J.H. Donnan Title: Chief Executive Officer

ACQUIROR

KROLL INC.

By: /s/ Michael Cherkasky Name:

Title:

SIGNATURE PAGE TO AGREEMENT TO SET EXCHANGE RATIO

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